Exhibit 99.1

Vigil Neuroscience Reports First Quarter 2025 Financial Results and Provides Recent Business Updates

– On track to report final analysis from IGNITE Phase 2 clinical trial evaluating iluzanebart in ALSP in Q2 2025 –

- Plans to initiate Phase 2 clinical trial evaluating VG-3927 in Alzheimer’s disease in Q3 2025 –

WATERTOWN, Mass., May. 7, 2025 — Vigil Neuroscience, Inc. (Nasdaq: VIGL), a clinical-stage biotechnology company committed to harnessing the power of microglia for the treatment of neurodegenerative diseases, today announced financial results for the first quarter ending March 31, 2025, and provided updates on its recent progress.

“During the quarter, we continued to make meaningful progress across our two TREM2 programs, VG-3927 and iluzanebart,” said Ivana Magovčević-Liebisch, Ph.D., J.D., President and Chief Executive Officer of Vigil. “For VG-3927, we reported positive Phase 1 data in January 2025 that support the planned initiation of a Phase 2 trial in Alzheimer’s disease patients in Q3. We also presented these findings at the AD/PD™ scientific conference, further highlighting VG-3927’s potential as a differentiated next-generation therapeutic candidate for the treatment of AD. Additionally, we have remained focused on advancing iluzanebart through the final stages of the Phase 2 trial in ALSP, with the full data readout on track for Q2. With continued momentum across both programs, we are well-positioned to deliver on key clinical milestones in 2025 that will support our commitment and mission to bring these potentially transformative therapies to patients and their families.”

Recent Business Highlights and Upcoming Milestones

Iluzanebart, Monoclonal Antibody TREM2 Agonist

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Final analysis from IGNITE Phase 2 clinical trial planned for second quarter of 2025: The Company plans to report the final analysis from the IGNITE Phase 2 clinical trial, including all patients at 12 months dosed with either 20 mg/kg or 40 mg/kg of iluzanebart in the second quarter of 2025. The Company intends to pursue an accelerated approval pathway for iluzanebart in ALSP and expects to share an update on its progress when the final analysis is reported.

VG-3927, Small Molecule TREM2 Agonist

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Positive Phase 1 data from VG-3927: In January 2025, the Company reported positive data from its completed Phase 1 clinical trial evaluating VG-3927 for the potential treatment of AD. The Phase 1 single and multiple ascending dose (SAD/MAD) trial assessed the safety, tolerability, pharmacokinetics (PK), and pharmacodynamics (PD) of VG-3927 across 14 cohorts, including 8

SAD cohorts of healthy volunteers up to a 140 mg dose and 4 MAD cohorts of healthy volunteers up to a 50 mg dose. The trial also included a multiple dose elderly cohort and a single dose cohort of AD patients, including some participants who carry TREM2 or other genetic risk factors for AD. The trial enrolled a total of 115 participants with 89 participants receiving VG-3927, including 34 participants that were 55 years of age and older. These data demonstrated a favorable safety and tolerability profile across all cohorts, including the elderly cohort. All related adverse events were mild or moderate in severity and self-resolving without drug discontinuations. No serious AEs were reported. VG-3927 was observed to be highly CNS penetrant with a favorable and predictable PK profile that supports once-daily dosing. Importantly, VG-3927 achieved a robust and dose-dependent reduction of sTREM2 of up to approximately 50% in the cerebral spinal fluid (CSF) demonstrating a strong PK/PD relationship, sustained target engagement and TREM2 agonist activity. The Company plans to advance a once-daily oral dose of 25 mg that fully engages the desired pharmacology and expects to initiate the Phase 2 trial in the third quarter of 2025.

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Two oral presentations highlighting preclinical and clinical data at AD/PD™: In April 2025, the Company presented two oral presentations highlighting VG-3927, including preclinical and topline Phase 1 clinical data, at the AD/PD™ 2025 International Conference on Alzheimer’s and Parkinson’s Diseases. The preclinical presentation highlighted key, modality specific, pharmacological differentiations of VG-3927 demonstrating that VG-3927 shows a unique, synergistic activation of TREM2 with endogenous TREM2 ligands such as aggregated amyloid-beta (Ab) that is expected to drive enhanced potency and specificity in regions of pathology. The clinical presentation highlighted the Company’s comprehensive and robust dataset from its Phase 1 SAD/MAD trial of VG-3927 for the potential treatment of Alzheimer’s disease (AD).

First Quarter 2025 Financial Results:

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Cash Position: Cash, cash equivalents, and marketable securities were $87.1 million as of March 31, 2025, compared to $97.8 million as of December 31, 2024. The Company expects its cash, cash equivalents and marketable securities will fund its operational plans into 2026.

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Research and Development (R&D) Expenses: R&D expenses for the first quarter ended March 31, 2025 were $16.5 million, compared to $14.3 million for the same period in 2024. The increase was driven by higher preclinical and manufacturing related costs associated with the Company’s small molecule TREM2 agonist program and increased headcount related costs to support the advancement of the Company’s pipeline.

•	General and Administrative (G&A) Expenses: G&A expenses for the first quarter ended March 31, 2025 were $7.0 million, which is consistent with $7.1 million reported in the same period in 2024.

•	Net Loss: Net loss from operations for the first quarter ended March 31, 2025 were $22.4 million, compared to $19.9 million for the same period in 2024.

About Vigil Neuroscience

Vigil Neuroscience is a clinical-stage biotechnology company focused on developing treatments for both rare and common neurodegenerative diseases by restoring the vigilance of microglia, the sentinel immune cells of the brain. Vigil is utilizing the tools of modern neuroscience drug development across multiple therapeutic modalities in its efforts to develop precision-based therapies to improve the lives of patients and their families. Iluzanebart, Vigil’s lead clinical candidate, is a fully human monoclonal antibody agonist targeting triggering receptor expressed on myeloid cells 2 (TREM2) in people with adult-onset leukoencephalopathy with axonal spheroids and pigmented glia (ALSP), a rare and fatal neurodegenerative disease. Vigil is also developing VG-3927, a novel small molecule TREM2 agonist, to treat common neurodegenerative diseases associated with microglial dysfunction, with an initial focus on Alzheimer’s disease (AD).

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” of Vigil Neuroscience (“Vigil” or the “Company”) that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, express or implied statements regarding: the Company’s strategy, business plans and focus; the potential therapeutic benefit of the Company’s product candidates, including iluzanebart and VG-3927; the progress and timing of the clinical development of Vigil’s programs, including the availability of, and expected timing for reporting, the final analysis from the IGNITE Phase 2 clinical trial and the timing to advance VG-3927 into a Phase 2 clinical trial; beliefs about observations made analyzing clinical trial data to date, including with respect to iluzanebart and VG-3927; the Company’s intention to seek the accelerated approval pathway for iluzanebart and anticipated timing and outcomes of regulatory interactions; and the expectation that the Company’s cash runway will be sufficient into 2026. Forward-looking statements are based on Vigil’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties inherent in the development of product candidates, including the conduct of research activities and clinical trials; whether results from prior preclinical studies and clinical trials will be predictive of the results of subsequent preclinical studies and clinical trials; whether Vigil’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; and the timing and content of additional regulatory information from the FDA; as well as the risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (SEC), including Vigil’s Annual Report on Form 10-K for the year ended December 31, 2024, its upcoming Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and any subsequent filings Vigil makes with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Vigil undertakes no duty to update such information except as required under applicable law. Readers should not rely upon the information in this press release as current or accurate after its publication date.

VIGIL NEUROSCIENCE, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Operating expenses:
Research and development	$16,511	$14,326
General and administrative	6,958	7,089

Total operating expenses	23,469	21,415

Loss from operations	(23,469)	(21,415)

Other income (expense):
Interest income, net	1,060	1,477
Other income (expense), net	(4)	(2)

Total other income, net	1,056	1,475

Net loss	$(22,413)	$(19,940)

Net loss per share attributable to common stockholders, basic and diluted	$(0.49)	$(0.50)

Weighted—average common shares outstanding, basic and diluted	46,067,878	39,864,111

VIGIL NEUROSCIENCE, INC.

Selected Balance Sheet Data

(in thousands)

(unaudited)

	March 31, 2025	December 31, 2024
Cash, cash equivalents, and marketable securities	$87,102	$97,795
Total assets	107,148	117,691
Total liabilities	42,025	46,056
Total stockholders’ equity	65,123	71,635

Internet Posting of Information

Vigil Neuroscience routinely posts information that may be important to investors in the ‘Investors’ section of its website at https://www.vigilneuro.com. The company encourages investors and potential investors to consult our website regularly for important information about Vigil Neuroscience.

Investor Contact:

Leah Gibson

Vice President, Investor Relations & Corporate Communications

Vigil Neuroscience, Inc.

lgibson@vigilneuro.com

Media Contact:

Megan McGrath

CTD Comms, LLC

megan@ctdcomms.com